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                                                                   EXHIBIT 10.11

                      CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                BANNER EXCHANGE
                               SERVICES AGREEMENT

This Banner Exchange Services Agreement ("Agreement") is entered into as of March 30, 1999 (the "Effective Date") by and between SmartAge Corp., a Delaware corporation, with principal place of business at 3450 California Street, San Francisco, CA 94118 ("SmartAge") and theglobe.com, inc., a Delaware corporation, with principal place of business at 31 West 21/st/ Street, New York, NY 10010 ("Globe").


RECITALS

SmartAge is a provider of Internet related services to small and growing companies. Through its SmartClicks' banner exchange service, SmartAge provides a proprietary technology and a network of participating Web sites from which to display and distribute ad banners for members. SmartAge desires to establish a banner exchange service for Globe.

Globe desires to have SmartAge establish a banner exchange service for Globe for the purposes of offering an additional service to users of its Web site and receiving a share of Available Impressions (as defined below) generated from the Globe Network (as defined below).

SmartAge and Globe desire to enter into this Agreement for the specific purposes of SmartAge providing the banner exchange service to users of Globe's Web site and Globe marketing and promoting the banner exchange service to the existing and prospective Globe customers.


1.   DEFINITIONS.

     1.1  "Account" means a device by which a Globe Member Site accrues credits
           -------
which are then used by a Globe Member in displaying an ad banner within the SmartClicks' Network. Each such Account contains information that identifies the Globe Member Site, statistics generated from the Globe Member Site, and the Globe Member's ad banner.

     1.2  "Active Globe Account" means any Account whose associated Globe Member
           --------------------
Site meets each of the following conditions: 1) it has been approved by SmartAge; 2) it is enabled to show ad banners using the Banner Exchange Technology; 3) it has submitted its own ad banner which has been approved by SmartAge to be shown in the SmartClicks' Network; and 4) it has displayed at least one ad banner served by the Banner Exchange Technology within the previous thirty (30) calendar days.

     1.3  "Available Impressions" means *** percent (***%) of all Impressions
           ---------------------
derived from the Globe Network.

     1.4  "Banner Exchange Technology" means SmartAge's proprietary software,
           --------------------------
which is used to: 1) serve ad banners in the SmartClicks' Network, and 2) give Globe Members the ability to manage their own Accounts.

     1.5  "Banner Exchange Service" means that service provided to Globe Members
           -----------------------
using the Banner Exchange Technology.

     1.6  "Co-Branded Page" means any Web page on the SmartAge Site or Globe
           ---------------
Site which displays the name, brand, logo, trademark, service mark or other identifying mark of both parties in manner as mutually agreed and as specified within this Agreement.

                   ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
                      WITH THE SECURITIES AND EXCHANGE COMMISSION

     1.7  "Globe Member" means a third party that registered for the Banner
           ------------
Exchange Service via the Globe Site and is approved by the parties to have the right to display its ad banner throughout the SmartClicks' Network using the Banner Exchange Technology.

     1.8  "Globe Member Site" means each Globe Member's World Wide Web site on
           -----------------
the Internet and all internally linked sub-pages.

     1.9  "Globe Network" means a networked collection of Web sites on the World
           -------------
Wide Web comprised of all Globe Members participating in the Banner Exchange Service.

     1.10 "Globe Site" means the World Wide Web sites on the Internet containing
           ----------
the domain name "theglobe" and all internally linked sub-pages.

     1.11 "Home Page Builder" means that Web based authoring tool provided by
           -----------------
Globe that shall enable a user to build a customized Web site, as part of a Globe service.

     1.12 "Impression" means the delivery of an ad banner to a browser.
           ----------

     1.13 "Launch Date" means that first date upon which a prospective Globe
           -----------
Member can register for the Banner Exchange Service via the Globe Site.

     1.14 "Member Data" means registration information specific to a third party
           -----------
that shall be obtained electronically by SmartAge as part of the process of such third party registering for the Banner Exchange Service via the Globe Site.

     1.15 "SmartAge Site" means SmartAge's World Wide Web site on the Internet
           -------------
located at http://www.smartage.com and all internally linked sub-pages.

     1.16 "SmartClicks' Member" means a third party that registered for the
           -------------------
SmartClicks' banner exchange service via the SmartClicks' Site.

     1.17 "SmartClicks' Network" means that networked collection of Web sites on
           --------------------
the World Wide Web participating in a banner exchange service provided by SmartAge using the Banner Exchange Technology.

     1.18 "SmartClicks' Site" means SmartClicks' World Wide Web site on the
           -----------------
Internet located at http://www.smartclicks.com and all internally linked sub-pages.

     1.19 "SmartClicks Terms and Conditions" means the terms, conditions,
           --------------------------------
requirements, limitations and restrictions, as may be reasonably modified by SmartAge from time to time, which are described on the page of the SmartClicks' Site which has a title which is substantially similar to "SmartClicks Terms and Conditions" and are currently as attached as Exhibit A, as may be modified from time to time.


2.   SMARTAGE OBLIGATIONS.

     2.1  Service Level.  SmartAge agrees to provide the Banner Exchange
          -------------
Service to Globe Members in a professional and reliable manner consistent with that manner provided to SmartClicks' Members. SmartAge agrees that for every two ad banners displayed through the Banner Exchange Service on a Globe Member Site, the Active Globe Account will be credited to allow one ad banner promoting the Globe Member Site.

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     2.2  SmartClicks' Network.  SmartAge agrees to enable Globe Members using
          --------------------
the Banner Exchange Service to display their ad banners within the SmartClicks' Network pursuant to: 1) the terms, conditions, requirements, limitations, and restrictions of the SmartClicks Terms and Conditions, and 2) the prior approval of SmartAge. SmartAge agrees to provide the Globe written notice prior to significantly changing the SmartClicks Terms and Conditions. In the event the Globe determines such change is material in nature, the Globe shall have the right to terminate the Agreement pursuant to Section 8.2.

     2.3  Hosting, Maintaining, and Serving.  SmartAge agrees to host, maintain,
          ---------------------------------
administer and serve all ad banners, registration pages, statistical information, and description pages related to a Globe Member's use of the Banner Exchange Service.

     2.4  Member Data Collection and Maintenance.  SmartAge agrees to collect,
          --------------------------------------
maintain, and administer all Member Data at a location and on software and equipment as determined by SmartAge.

     2.5  Customer Support.  SmartAge agrees to respond to all customer service
          ----------------
issues and provide all customer service support related to use of the Banner Exchange Service, in a professional and reliable manner consistent with that manner provided to SmartClicks' Members. SmartAge agrees to work with Globe customer care to resolve customer service issues and to respond promptly to questions by Globe customer service. SmartAge will provide to Globe weekly status reports regarding customer service, including the number of inquiries and material complaints, and the resolution of such complaints. Such status reports shall be provided in a manner and form as mutually agreed.


3.   MARKETING AND PROMOTION.

     3.1  Naming.  Both parties shall display a word, phrase, or logo
          ------
(respectively, "Globe Brand" and "SmartAge Brand") when marketing and promoting the Banner Exchange Service to existing and prospective Globe Members. The parties agree that, if approved by Globe's counsel, the Globe Brand shall include the phrase "Clicks" (e.g., GlobeClicks) and the SmartAge Brand shall be "Powered by SmartAge" or similar phrase. Both the Globe and SmartAge Brands shall be in size, form, design and page location as mutually agreed.

     3.2  Promotion.  Globe agrees to promote the Banner Exchange Service to
          ---------
users of the Globe Site by placing a text hyperlink ("Promotional Link") in the HP Builder Tool Bar under "Promotional Tools/Promotions". In addition, Globe shall provide rotating Promotional Links as follows: on the home page of the Globe Site, in the technology and business themed areas, and in other themed areas at Globe's discretion. Globe agrees to work with SmartAge to select additional mutually agreeable sections of the Globe Site within which to promote the Banner Exchange Service. Globe further agrees to promote the Banner Exchange Service via a press release pursuant to Section 3.5 herein.

     3.3  E-Mail Promotion.  Before or within ten (10) days after the Launch
          ----------------
Date, Globe agrees to promote the Banner Exchange Service to its entire database of existing and prospective members (other than members who have opted out of receiving such messages) with an email message devoted to the launch of the Banner Exchange Service. Each calendar quarter thereafter, Globe shall include a standard text promotion of the Banner Exchange Service as part of the email newsletter that it sends to its entire database of existing and prospective members (other than members who have opted out of receiving such messages). Each such e-mail distribution shall be in a manner, form and include content as provided by SmartAge, subject to the approval of Globe.

     3.4  Integration into Home Page Builder.  The Globe and SmartAge will work
          ----------------------------------
together to integrate registration for the Banner Exchange Service into the Home Page Builder. As of the Launch Date users who register for the Globe Site for the *** shall *** for the Banner Exchange Service as

               ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION
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a result of *** for the Home Page Builder, unless such user specifically
"***" of *** for the Banner Exchange Service or "***" of having their personal information disclosed to a party other than Globe. Globe reserves the right to change the *** so that users who *** for Globe are not *** registered for the Banner Exchange Service but must "***" if they want to join the Banner Exchange Service, provided however, that Globe shall provide SmartAge with at least three (3) business days notice prior to any such change. In the event that Globe changes the registration process to opt-in, Globe agrees to work with SmartAge to resolve any issues that led to such *** in *** and to consider at its option alternative integration processes with the intent of reinstating the ***. Both parties agree that such integration shall be performed in manner and with technical specifications as mutually agreed, provided however, that such integration is completed no later than thirty (30) days after the Effective Date. Existing members of the Globe Site will be able to register for the Banner Exchange Service and will not be automatically registered.

     3.5  Press Release. Both parties agree to promote the Banner Exchange
          -------------
Service via a joint press release that shall contain information as mutually agreed and shall be issued no later than thirty (30) days after the Effective Date. Except as stated above, neither party shall make any press release or other public statement about this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

     3.6  Launch of Service.  Both parties agree that the Launch Date shall be
          -----------------
thirty (30) days after the Effective Date of this Agreement, unless otherwise mutually agreed in writing.

     3.7  Exclusivity. SmartAge agrees not serve ad banners within the Globe
          -----------
Network of the direct competitors of Globe as specified on Exhibit D attached hereto. Globe agrees not to serve ad banners on the Globe Site of the direct competitors of SmartAge as specified on Exhibit E attached hereto. SmartAge and Globe agree that either party may modify its respective list of direct competitors upon thirty (30) days prior written notice to the other party.

     3.8  Trademarks.  Except as expressly set forth herein, no license to
          ----------
either party's Brands, trademarks or other such identifying marks ("Marks") is granted under this Agreement and neither party may use the other party's identifying marks without prior written consent. Title to and ownership of the trademark owner's Marks shall remain with the owner. The licensee shall use the Marks exactly in the form provided and in conformance with any trademark usage policies. The licensee shall not take any action inconsistent with the owner's ownership of the Marks and any benefits accruing from the use of such Marks shall automatically vest in the owner. Promptly following the other party's reasonable request, each party agrees to submit to the other party's representative samples of their use of the Marks.


4.   WEB PAGE REQUIREMENTS.

     4.1  Description Page.  Each Promotional Link on the Globe Site shall be
          ----------------
linked to one or more description pages (each a "Description Page") which each shall include general information provided by SmartAge explaining the benefits of the Banner Exchange Service. Each Description Page shall be a Co-Branded Page and shall display the Globe Brand and the SmartAge Brand with equal prominence. The Description Page(s) shall be in form and design, and served from a location as determined by SmartAge, subject to the approval of Globe.

     4.2  Registration Page(s).  Each Description Page shall include a prominent
          --------------------
graphical hyperlink, which shall display "JOIN NOW", or other such similar statement which prompts prospective Globe Members to register for the Banner Exchange Service. Such prominent graphical hyperlink shall be linked to one or more registration pages (each a "Registration Page") as mutually agreed by the parties. Each Registration Page shall be a Co-Branded Page and shall display the Globe Brand and SmartAge Brand with equal prominence. The Registration Page(s) shall be in form and design, and shall include a minimum number of fields and request

                 ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
                    WITH THE SECURITIES AND EXCHANGE COMMISSION


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specific Member Data as determined by SmartAge, subject to reasonable approval of Globe. The Registration Page(s) shall be served from a location as solely determined by SmartAge. The registration process shall be as currently specified on Exhibit B attached hereto.

5. OWNERSHIP. SmartAge and Globe acknowledge and understand that Member Data shall be collected and maintained by SmartAge, and shall be jointly owned by the parties such that during the term of this Agreement, the Member Data shall be treated as Confidential Information (as defined in Section 9) of both parties. Each party shall each be permitted to use Member Data for marketing and other purposes without notice or approval of the other party, provided however the following: (i) neither party shall use any Member Data in a manner that identifies (or permits the identification of) the origin of the Member Data as being solely from the other party; (ii) SmartAge shall not permit the targeting of Globe Members based on their status as Globe Members, and Globe shall not permit the targeting of SmartAge Members based on their status as SmartAge Members; and (iii) use of Member Data shall not be used by SmartAge to specifically target only Globe Members and shall not be used by Globe to specifically target only SmartAge Members. Each party shall use the Member Data in accordance with the privacy policy under which it was collected.


6.   ALLOCATED IMPRESSIONS.

     6.1  Traffic Sharing. SmartAge agrees that the number of Impressions
          ---------------
allocated to Globe shall be calculated as a percentage of the total Available Impressions generated by the Globe Network. This percentage shall be based upon the number of Globe Members participating in the Banner Exchange Service per the following schedule:

             Globe Members          % of Available Impressions
             -------------          --------------------------

          Up to *** members                     ***%
          ***-*** members                       ***%
          Over *** members                      ***%

For example, if there are 10,000 Globe Members in the Globe Network which each on average generate 50 Impressions per day, then the total number of Available Impressions per day in the Globe Network is 250,000. Therefore, the total number of Impressions allocated to Globe, pursuant to this Section 6.1 herein, is ***% of this amount, which results in *** Impressions per day being allocated to Globe or *** on a 30-day basis.

     6.2  Use of Allocated Impressions. Globe shall be able to use its allocated
          ----------------------------
Impressions, as calculated in Section 6.1, to promote Globe or to sell to a third party, provided the following:

          (a) if the allocated Impressions are to be used for the purposes of promoting Globe, then they may be used on any Web site with available ad banner inventory within the SmartClicks' Network;

          (b) if the allocated Impressions are to be used for reselling to a third party, then they may be used on any Web site with available ad banner inventory within the Globe Network;

          (c) allocated Impressions shall be used in a continuous and automatic manner as mutually agreed such that any ad banners provided by Globe to SmartAge for purposes of using such allocated Impressions shall be continuously displayed within the SmartClicks' Network on Web sites with available ad banner inventory unless otherwise mutually agreed.

            ***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
               WITH THE SECURITIES AND EXCHANGE COMMISSION

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          (d) usage of such allocated Impressions is subject to the Banner
Exchange Technology and the specific terms, conditions, requirements, limitations, and restrictions of the SmartClicks Terms and Conditions as currently specified on Exhibit A attached hereto.

     6.3  Adjustments to Allocated Impressions.  Globe acknowledges and
          ------------------------------------
understands that SmartAge may need to adjust the number of allocated Impressions from time to time to compensate for variations that may occur due to the unique aspects of the scheduling and targeting of excess ad banner inventory within the SmartClicks' Network. In the event that any such adjustment is both material in nature and results in a reduction in the number of Impressions allocated to Globe in any calendar quarter, SmartAge agrees to make good such reduction by increasing the allocation of Impressions to Globe in the following calendar quarter by the amount of any such reduction.

     6.4  Activity Reporting.  SmartAge agrees to provide Globe with access to
          ------------------
real-time reports specifying the total number of Active Globe Accounts, ad banners shown within the Globe Network, Impressions allocated to Globe during any prior day, the current balance of such unused Impressions, the total number of Globe Member Sites and the URL's for each such site that were not approved by SmartAge pursuant to Section 7.2, and any other information as mutually agreed. Such summary report shall be accessed by Globe using a unique password via an Internet address or in any other manner as both parties may mutually agree. Globe shall have the right to inspect the relevant records of SmartAge for the specific purposes of reasonably verifying such reports, provided however, that the Globe will provide SmartAge with at least fourteen (14) business days prior written notice before any such inspection and further provided, that Globe agrees to limit any such inspections to no more than one (1) occasion per calendar quarter unless it has material evidence that such records are maintained in an unreliable or fraudulent manner. Any such inspection shall be conducted during normal business hours and in a manner that does not unreasonably interfere with SmartAge's business. Such activity reports shall be substantially similar to Exhibit C attached hereto.


7.   POLICIES & PROCEDURES.

     7.1  Policies & Procedures.  All of SmartAge's normal rules, requirements,
          ---------------------
operating policies, and procedures regarding the Banner Exchange Technology and the Banner Exchange Service shall apply to Globe Members and the Globe Network pursuant to the terms and conditions of this Agreement. SmartAge reserves the right to reject any Globe Member or Globe Member Site that does not comply with such policies and procedures. The parties agree to discuss and consider proposals with respect to SmartAge's policies and procedures and adult advertising opportunities on the Globe Network.

     7.2  Approval of Member Sites and Ad Banners. Each Globe Member Site and
          ---------------------------------------
its ad banners must be approved before submitting ad banners to the Globe Network and prior to being served using the Banner Exchange Technology. Such approval will be based upon the specific terms, conditions, requirements, limitations, and restrictions of the SmartClicks Terms and Conditions. SmartAge shall take necessary precautions and make a commercially reasonable effort not to serve any ad banners promoting or referencing illegal products or services.

     7.3  Removal of Ad Banners.  At Globe's request, SmartAge shall make
          ----------------------
commercially reasonable efforts to remove from the Globe Network within forty-eight (48) hours on a normal basis any ads that Globe does not want to appear on the Globe Network.

     7.4. Additional Restrictions.  Globe may notify SmartAge of additional
          ------------------------
restrictions for banner ads to the Globe Network. SmartAge shall implement such restrictions provided that they are technically feasible and further provided that such restrictions are consistent with the then-current SmartClicks Terms and Conditions.

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8.   TERM & TERMINATION.

     8.1  Term. This Agreement shall become effective on the Effective Date and
          ----
shall continue in effect for an initial term of one (1) year, subject to earlier termination pursuant to Sections 8.2 and 8.3 as described herein. Thereafter, the Agreement shall renew for successive one (1) year periods unless either party provides written notice to the other party of its intent not to renew at least sixty (60) days prior to the termination of the then-current term.

     8.2  Default.  In the event either party defaults in the performance of any
          -------
material obligation required to be performed hereunder, and such default is not cured within thirty (30) calendar days after written notice thereof by the other party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, immediately terminate the Agreement by giving written notice of termination to the defaulting party. For purposes of this
Section 8.2, any violation of Sections 2.2, 3.7, 7.3, or 7.4 shall be considered a material default.

     8.3  Insolvency.  The Agreement may be terminated by either party,
          ----------
immediately on notice, (a) if the other party becomes insolvent, (b) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts, (c) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in such other party's favor within forty-five
(45) days thereafter, (d) upon the other party's making a general assignment for the benefit of creditors, or (e) upon the other party's dissolution or ceasing to conduct business in the normal course.

     8.4  No Liability for Damages.  Neither party will be liable for damages
          ------------------------
of any kind as a result of exercising its right to terminate this Agreement according to its terms, and termination will not affect any other right or remedy at law or in equity of either party.

     8.5  Effect of Termination.  Upon termination or expiration of the
          ---------------------
Agreement, each party shall cease to perform all services for the other party as described in this Agreement. Each party shall also immediately discontinue any use of the other party's tradename and trademarks and all promotional activities related to the other party's products or services. Each party further agrees to immediately return all materials in its possession belonging to the other party.

     8.6  Survival.  Except as otherwise set forth herein, all rights and
          --------
obligations of the parties pursuant to the following Sections shall survive any termination of this Agreement: Sections 3.8, 5, 8.4, 8.5, 8.6, 9, 10.1, 11, 12, and 13.


9.   CONFIDENTIALITY.

     (a) Each party to this Agreement acknowledges that it may receive confidential information ("Confidential Information") of the other party. For purposes of this Agreement, Confidential Information shall mean any trade secret, information, process, technique, algorithm, computer program (source and object codes), design, drawing, formula, test data, business development and marketing plans and concepts, records and files, financial data and budgetary information, income or sales data or projections, customer lists, information regarding customers, facilities, suppliers, plans, or market analysis.

     (b) Each party covenants and agrees that: (1) it will not, at any time, reveal, divulge, or make known to any person, firm, corporation, or other entity any Confidential Information of the other party; (2) it will not publish, communicate, divulge, disclose or use such information for any purpose not authorized by the other party, nor make copies or disclose in any manner Confidential Information to any third party without prior written consent of the other party; (3) it will not use the Confidential Information of the other party for any purpose except to

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the extent required to accomplish the intent of this Agreement; and (4) it will return to the other party any documents (including copies, if any) containing Confidential Information of the other party after the need for such information has expired, or upon the request of the other party, and, in any event, upon completion or termination of this Agreement.

     (c) Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own trade secrets, with respect to the Confidential Information which it receives and shall disclose Confidential Information on a need to know basis only to its subsidiary, agent or subcontractor who is obligated to treat the Confidential Information in a manner consistent with all the obligations of this Agreement.

     (d) The term Confidential Information does not include information which the receiving party can demonstrate by competent written proof: (1) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (2) is known to the receiving party at the time of receiving such information as evidenced by its records; (3) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (4) is the subject of written permission to disclose provided by the other party; or (5) is required to be disclosed by law.

     (e) Each party agrees that any breach of obligations under this Section 9 shall be a material breach of this Agreement and result in irreparable harm to the non-disclosing party for which damages would be an inadequate remedy and, in addition to the rights and remedies otherwise available at law, the non-disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach.


10.  LIMITATION OF LIABILITY.

     10.1 Aggregate Liability.  In no event shall either party be liable for
          -------------------
special, punitive, or consequential damages (including, but not limited to, damages for loss of business profits, business interruption, loss of programs or information, and the like), or any other damages arising in any way out of this Agreement.

     10.2 Service Interruptions.  SmartAge and Globe will endeavor to keep their
          ---------------------
respective Web sites and services operational at all times, but certain technical difficulties may, from time to time, result in temporary service interruptions. Neither party shall be liable to the other for any consequences of such services interruptions.


11.  WARRANTIES.   NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY
KIND, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING IMPLIED WARRANTIES OR MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.


12.  INDEMNIFICATION.

     12.1 SmartAge Indemnification.  SmartAge shall indemnify, defend and hold
          ------------------------
harmless Globe and its officers, directors, employees and agents (the "SmartAge Indemnified Parties") from and against any and all claims, demands, liabilities, damages, actions, causes of action, costs or expenses of any kind or nature, including reasonable attorney's fees and costs (together "Claims") arising out of any allegation, suit or claim made or threatened by any third party against SmartAge Indemnified Parties relating to (a) the Banner Exchange Technology and the Banner Exchange Service, including the banner ads, and (b) acts, omissions, or misrepresentations to the extent that SmartAge is deemed a principal of Globe.

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     12.2 Globe Indemnification.  Globe shall indemnify, defend and hold
          ---------------------
harmless SmartAge and its officers, directors, employees and agents (the "Globe Indemnified Parties") from and against any and all claims, demands, liabilities, damages, actions, causes or action, costs or expenses of any kind or nature, including reasonable attorney's fees and costs (together, "Claims") arising out of any allegation, suit or claim made or threatened by any third party against Globe Indemnified Parties relating to (a) the content of the Globe Site specifically excluding Globe Member-generated or controlled content, the Banner Exchange Technology and Banner Exchange Service, including the banner ads, and
(b) acts, omissions, or misrepresentations to the extent that Globe is deemed a principal of SmartAge.

     12.3 Provision of Indemnity.  Any party entitled to indemnify under
          ----------------------
Sections 12.1 or 12.2 herein (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of any Claim for which the Indemnified Party seeks indemnification, and shall permit the Indemnifying Party to control the defense of any such Claim with counsel of Indemnifying Party's choice. The Indemnified Party shall reasonably cooperate in the defense of any Claim, and may, at its own cost and expense, participate in any defense with counsel of its choice. In the event the Indemnifying Party fails after written notice to perform its obligations under this Section 12, the Indemnified Party may at its election take any action, including the settlement of any Claim, without further notice to the Indemnifying Party, and without waiving any rights or Claims against the Indemnifying Party it may have under this Agreement, at law or in equity. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.


13.  MISCELLANEOUS.

     13.1 Assignment.  Neither party may assign this Agreement or transfer any
          ----------
of the rights, duties or obligations herein to any party (except to an affiliated company) without the prior written consent of the other party and any purported attempt to do so shall be null and void.

     13.2 Relationship of Parties.  SmartAge and Globe are independent
          -----------------------
contractors and nothing in this Agreement is intended or will create any form of partnership, joint venture, agency, franchise, sales representative or employment relationship between the parties. Neither party has the authority, without the other party's prior written approval, to bind or commit the other party in any way.

     13.3 Waiver.  No waiver of any provision of the Agreement shall be
          ------
effective unless made in writing. No waiver of any breach of any provision of the Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of the Agreement.

     13.4 Governing Law and Dispute Resolution. Any dispute regarding the
          ------------------------------------
interpretation or validity hereof shall be governed by the laws of the State of
New York, exclusive of that body of law relating to choice of law.   Both
parties submit to jurisdiction in New York and agree that any cause of action arising under this Agreement shall be brought in a court in New York, New York.

     13.5 Severability.  The provisions of this Agreement are severable. If
          ------------
any one or more such provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of the Agreement shall be binding on and enforceable by and between the parties hereto.

     13.6 Notices.  All notices required or permitted under this Agreement will
          -------
be in writing, will reference this Agreement and will be deemed given: (a) when actually delivered; (b) when sent by confirmed facsimile; or (c) the next business day after deposit with a commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the address set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 13.6:

SmartAge
3450 California Street
San Francisco, CA 94118
Attention: VP of Business Development

Globe
31 West 21/st/ Street, 4/th/ floor
New York, NY 10010
Attention: General Counsel


     13.7 Counterparts.  This Agreement may be executed in two (2) counterparts,
          ------------
each of which shall be deemed an original and both of which together shall constitute one instrument.

     13.8 Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior agreements and understandings between them relating to the subject matter hereunder. No modifications of the Agreement shall be binding on either party unless it is in writing and signed by the party to be charged.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their duly authorized representatives on the dates set forth below to be effective as of the Effective Date.


SmartAge                                     Globe


BY: /s/                                      BY:/s/
   ----------------------------------           -----------------------------

NAME:   Christopher S. Dean                  NAME:  William A. Margiloff
       ------------------------------               -------------------------

TITLE:  V.P. of Bus. Dev.                    TITLE: Director of Sales
        -----------------------------               -------------------------

                                   EXHIBIT A


By joining the SmartClicks ad network, members have indicated agreement to the following terms and conditions. Compliance with the terms and conditions ensures that only appropriate sites become SmartClicks members and that all network advertising meets SmartClicks standards.

Any account or member violating these terms will be immediately removed from the SmartClicks ad network.

1. SmartClicks reserves the right to refuse to continue membership to any Web site in the SmartClicks network that contains or has links to nudity, sexual situations, pornography, hate groups, illegal activities, offensive material or for any other reason.

2. SmartClicks reserves the right to refuse to continue membership to any Web site deemed to be competition, including, but not limited to, other banner exchange services.

3. SmartClicks reserves the right to reject any banner that contains nudity, profanity, offensive material or for any other reason.

4. Members agree to insert the provided SmartClicks HTML code for displaying banners on their Web site. The SmartClicks HTML code may not be modified in any way without written permission from SmartClicks.

5. Only one (1) SmartClicks banner may be placed on a page. A page is what is displayed on one screen, so members who use frames must count all individual pages in the frame as one page for banner placement purposes.

6. SmartClicks ad network banners must be displayed on the page such that the banner is easily visible. Banners may not be "hidden" so that a visitor has no way to view the banner.

7. SmartClicks banners must remain static on the member's Web site, and may not be rotated with those of any other banner exchange service.

8. A member may not artificially inflate traffic counts to his/her site using any device, program, robot or other means. A banner may not be placed on a page that reloads automatically. Banners loaded via the SmartClicks HTML may not be placed in newsgroups, e-mail, chat rooms or guestbooks, unless permission is granted from SmartClicks. Any member whose account is terminated for artificially inflated traffic counts may offer a defense to have the account re-instated. SmartClicks' logs and/or judgments in these matters will prevail.

9. A member may not display the SmartClicks HTML on sites other than the one to which the account is addressed to click through to, unless written permission is granted from SmartClicks. A member may display the SmartClicks HTML on any of the pages on the site, as long as there is a path of links from the page that the banner clicks through to, to the page on which the banner is displayed.

10. A banner that appears on a member site may at any time be a banner for another member, for a sponsor or partner, for SmartClicks or for other SmartAge services. Ratings restrictions apply.

11. SmartClicks reserves the right not to accept any advertisements from entities whose product or advertisement are deemed by SmartClicks to be inappropriate, or for any other reason.

12. Members may cancel their accounts with the SmartClicks ad network at any time by sending a request for cancellation, containing the account number and password of the account in question, via e-mail to accounts@smartclicks.com, and removing the SmartClicks HTML code from the Web site. Cancellations take place immediately.

13. The SmartClicks name, logo, software, databases, reports, Web site and information are proprietary and cannot be used without permission from SmartClicks. Exception: each member has the right to use information compiled by SmartClicks for the member's site or in the promotion of the member's site.

14. Members agree that their Web site information (name, URL, traffic counts, etc.) may be used by SmartClicks.

15. The information members provide to SmartClicks will be kept confidential and will not be distributed, except in aggregate, to any outside agency, without the permission of the member.

16. SmartClicks, its administrators, partners and sponsors cannot be held liable for any damage or loss of information that may occur from the use of SmartClicks' services.

17. Members agree to use SmartClicks at their own risk.

18. SmartClicks makes every effort to verify and maintain a high standard of service quality, but SmartClicks does not make any guarantees regarding the dependability or accuracy of SmartClicks' services.

19. SmartClicks will attempt to correct inconsistencies in credits due any member based on the member's proof of inconsistency.

20. SmartClicks reserves the right to modify or change these Terms and Conditions at any time, as it deems necessary. It is the member's responsibility to keep current with changes in the Terms and Conditions, since changes are effective for all members, regardless of when the member joined. Updates will be evident by the date modified on the home page.

                                   EXHIBIT B

                             [GRAPH APPEARS HERE]

                             [GRAPH APPEARS HERE]

                             [GRAPH APPEARS HERE]

                                   EXHIBIT C


X-Clicks Management Center

                             [GRAPH APPEARS HERE]

Program Activity

                             [GRAPH APPEARS HERE]

Monthly Summary - graphics  to be added this week

                             [GRAPH APPEARS HERE]

          Help

                             [GRAPH APPEARS HERE]

          Daily Breakdown

                             [GRAPH APPEARS HERE]

Account Breakdown


                             [GRAPH APPEARS HERE]

Account Breakdown


          Daily Breakdown

          Transfer Credits

                             [GRAPH APPEARS HERE]

          Creative Submission

                             [GRAPH APPEARS HERE]

          Creative Submission

                             [GRAPH APPEARS HERE]

                                   EXHIBIT D



Portals and related services:

AOL
Excite
Yahoo!
Lycos-Tripod, Whowhere, Wired Properties, Angelfire
InfoSeek-WBS
Go Network
Altavista
Infospace
Snap!
Looksmart-Hypermart
MSN-Hotmail, web page building
Go2net

Email and related services:

Bigfoot
Mail.com
USA.NET
Prontomail
Juno

Communities and related services:

Xoom
Fortune City
Geocities
Talkcity
DejaNews
Nettaxi
Bianca
Hotcommunity
Hyperbanner
Acme.com

                                   EXHIBIT E


Link Exchange
Digital Work
Hyperbanner
Banner swap
EuroBanner
LogicLink
At Web
Allbusiness.com
Weborder
Inc.Magazine
123 Banners
WomenBanner
Banner Ad
Ad Exchange International
The Next Link
Ad Cycle
CyberLink
ICE
Trafficx
Free banners
BeFree
LinkShare
Hyper Exchange
Ad Archer
Trade Banners
GSA Net.com